                                                                 EXHIBIT d(1)(i)

                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                              AMENDED AND RESTATED
                         INVESTMENT MANAGEMENT AGREEMENT

                                     BETWEEN

                                ING EQUITY TRUST

                                       AND

                              ING INVESTMENTS, LLC



SERIES                                                   ANNUAL INVESTMENT MANAGEMENT FEE
--------------------------------                   --------------------------------------------
                                                  (as a percentage of average daily net assets)
ING Disciplined LargeCap Fund                                         0.70%

ING LargeCap Value Fund                              0.90% on first $50 million of assets
                                                     0.85% on next $450 million of assets
                                                              0.80% thereafter

 ING MidCap Opportunities Fund                        1.00% on first $500 million of assets
                                                                 0.90% thereafter

 ING MidCap Value Fund                                1.00% on first $50 million of assets
                                                                 0.90% thereafter

 ING Real Estate Fund                                                 0.70%

 ING SmallCap Opportunities Fund                    1.00% of the first $100 million of assets
                                                   0.90% of the next $150 million of assets
                                                   0.80% of the next $250 million of assets
                                                   0.75% of assets in excess of $500 million

 ING SmallCap Value Fund                              1.00% on first $50 million of assets
                                                                 0.90% thereafter